UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009 (June 30, 2009)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2009, Medialink Worldwide Incorporated (the “Company”) entered into Payoff, Amendment and Settlement Agreements (the “Settlement Agreements”) with the holders of its variable rate convertible debentures under which the Company paid $1,590,000 to fully satisfy the outstanding debentures with a face value of $2,650,000.  Upon payment the Company was released from all future obligations and the security interest held by the debenture holders was terminated.  The debenture holders continue to hold warrants to purchase a total of 536,729 shares of the Company’s common stock, of which 524,637 warrants have a purchase price of $0.50 per share and 12,092 warrants have a purchase price of $3.99 per share.  Such warrants expire on November 9, 2009.

Subsequent to signing the Settlement Agreements and receipt of payment thereunder, the former debenture holders gave the Company written notice that they intend to file a complaint seeking to block the Company’s recently announced merger.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Shell company transactions

Not applicable

(d) Exhibits

 4.6  Form of Payoff, Amendment and Settlement Agreement dated as of June 30, 2009.

99.1 Press release of the Company dated July 1, 2009, entitled “Medialink Worldwide Extinguishes Subordinated Debentures.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: July 7, 2009	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.6	Form of Payoff, Amendment and Settlement Agreement dated June 30, 2009.
99.1	Press release of the Company dated July 7, 2009, entitled “Medialink Worldwide Extinguishes Subordinated Debentures.”